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                                                                   Exhibit 10.25

                                 GTS - Hermes
                            1994 Stock Option Plan

                       Non-Qualified Stock Option Grant

        1. Grant of Option Pursuant to Plan: An Option to purchase a total of shares of Stock, par value $.01 of GTS-Hermes, Inc., a Delaware corporation (hereinafter the "Company") is hereby granted to Jan Loeber (hereinafter the "Participant"), on this 1st day of January, 1996, subject in all respects to the terms and provisions of the GTS-Hermes, Inc. 1994 Stock Option Plan (hereinafter the "Plan"), which has been adopted by the Company and which is incorporated herein by reference (capitalized terms used in this Option Grant shall have the same meanings given to them in the Plan). The Option is not, and is not intended to meet the requirements for an incentive stock option within the meaning of Section 422 of the Code.

        2. Option Price and Vesting of Option: The Option price as determined by the Committee in accordance with the terms of the Plan is $57,142.86 per share of Stock. The shares (i.e., "Optioned Shares") shall become exercisable (i.e., "Vest") in accordance with the following schedule:


                                    Percentage of
                     Number          Common Stock          Aggregate
Vesting Date       of Shares         Outstanding          Option Price
------------       ---------        -------------         ------------

January 1, 1997     1.1666             1.1666%             $66,662.00

January 1, 1998     1.1667             1.1667%             $66,669.00

January 1, 1999     1.1667             1.1667%             $66,669.00



        3.      Term of Option.

        (a) General: In all events, this Option will expire no longer than 10 years and one day after the date of grant.

        (b) Participant's Separation from Service: Except as otherwise provided below, upon Participant's separation from service with the Company, the Option will expire on the earlier of (i) the expiration of the original exercise period under the Option, (ii) the 30th day following separation from service with the Company; provided, however, that in the event the Participant's employment is terminated under Participant's employment contract "for cause", the Option shall immediately expire upon such termination.

        (c) Retirement of Participant: If Participant retires from the Company on or after reaching age 55 with 5 years of service with the Company, the Option will expire on the earlier of (i) the expiration of the original exercise period under the Option, or (ii) the 90th day following retirement from the Company. If a retired participant dies during this 90-day period, then the Option will expire on the earlier of (i) the expiration of the original exercise period under the Option, or (ii) the first anniversay of the date of such death. During these exercise periods, Participant (or Beneficiary in the case of Participant's death) can exercise only the Optioned Shares that were vested as of the date of retirement.

        (d) Death or Disability of Participant: If Participant dies or becomes disabled (as determined under the Company's long-term disability plan) the Option will expire on the earlier of (i) the expiration of the original exercise period under the Option, or (ii) the 365th day following the date of death or disability. If a disabled participant dies during this 365-day period, then the Option will expire on the earlier of

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(i) the expiration of the original exercise period under the Option, or (ii)
the first anniversary of the date of such death. During these exercise periods, Participant (or Beneficiary in the case of Participant's death) can exercise only the Optioned Shares that were vested as of the date of death or disability.

        4.      Method of Exercising Option.

        (a) Notice: Participant may exercise all or a portion of his or her vested Optioned Shares by giving the Company written notice of the exercise specifying the number of shares to be purchased.

        (b) Consideration: Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. In addition, payment may be made in the form of unrestricted Stock already owned by Participant as of the date of exercise. If payment is made in the form of Stock, the value of such Stock shall be the Fair Market Value of such Stock as of the exercise date.

        5. Company's Right to Cash Out Option: On receipt of written notice to exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of the Option to be exercised by paying Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the Option price (i.e., "the Spread Value") on the effective date of such cash-out. Any Stock to be issued with respect to the Spread Value may be in the form of Restricted Stock.

        6. Cashless Exercise of Option: To the extent permitted under the applicable laws and regulations under Section 16 of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder, and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of Shares of Stock to cover the costs and expenses associated therewith.

        7. Shareholder Rights of Participant: Participant shall generally have the rights to dividends or other rights of a shareholder with respect to Optioned Shares when Participant has given written notice of exercise, has paid in full for such shares, and if requested by the Committee, has represented in writing that the Participant is acquiring the Stock without a view to distribution thereof.

        8. Right of First Refusal: The Stock received upon exercise of all or a portion of this Option will be subject to a right of first refusal by the Company pursuant to which Participant will be required to offer the Company any shares Participant wishes to sell with the price being the then Fair Market Value of the Stock.

        9. Change in Control Provisions: In the event there is a Change in Control or Potential Change in Control of the Company (as defined in Section 7 of the Plan) and the Option has been held for more than six months as of the date of such Change in Control or Potential Change in Control, then (i) all Optioned Shares will become fully vested and exercisable immediately, and (ii) the value of all Optioned Shares may be cashed out on the basis of the Change in Control Price (as defined in Section 7(d) of the Plan). The Committee will notify Participant in writing of these special exercise rights if the Company experiences a Change in Control or Potential Change in Control.

        10. Transferability of Option: This Option will not be transferable by Participant otherwise than by will or by laws of descent and distribution, and this Option will be exercisable, during Participant's lifetime, only by Participant.


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        11.     Withholding Obligation of Participant: No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Optioned Shares under the Plan, the Participant shall pay to the Company, or make arrangement satisfactory to the Committee regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the Optioned Shares that give rise to the withholding requirement.

        12. Notices: All notices to the Company under this Option shall be in writing and shall be delivered by personal service or telegram, telecopier, or registered or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the Company, and which shall initially be:

                GTS-Hermes, Inc.
                c/o Global TeleSystems Group, Inc.
                1751 Pinnacle Drive
                North Tower 12th Floor
                McLean, Virginia 22102
                Telecopier: (703) 918-0338
                Attention: General Counsel

All notices shall be deemed given when received.

        13. Integration: This Option and the Plan constitute the entire agreement between the Company and the Participant pertaining to the subject matter hereof, and supersede all oral and prior written or implied agreements and understandings between the parties.

        14. Waiver: Any failure to enforce any terms or conditions of this Option by the Company shall not be deemed a waiver of that term or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

        15. Severability of Provisions: If any provision of this Option shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof; and this Option shall be construed and enforced as if it did not include such provision.

        16. Amendment of Option: This Option cannot be amended except by a writing executed by the Company and Participant.

        17. Successors: This Option shall be binding upon and inure to the benefit of any successor or successors of the Company and any assigns, successors or heirs of Participant. Where the contest permits, "Participant" as used in this Option shall include Participant's executor, administrator or other legal representative or the person or persons to whom Participant's rights pass by will or the applicable laws of descent and distribution. Nothing in this Option shall be interpreted as imposing any liability on the Company in favor of Participant or such transferee of such option rights with respect to any loss, cost or expense which Participant or transferee may incur in connection with, or arising out of any transaction involving the Option granted hereunder.

        18. Applicable Law: This Option shall be governed by and construed and


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enforced in accordance with the laws of the State of Delaware.


                                                       GTS - Hermes, Inc.


                                                  By:  /s/ [ILLEGIBLE]
                                                     -------------------------
                                                     Title: Vice President


        The Participant acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he is familiar with the terms and provisions thereof. The Participant hereby accepts this Option subject to all the terms and provisions of the Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee, upon any questions arising under the Plan. As a condition to the issuance of shares of Stock of the Company under this Option, the Participant agrees to remit to the Company at the time of any exercise of this Option any taxes required to be withheld by the Company under federal, state, or local law as a result of the exercise of this Option.


Dated: January 1, 1996

                                                       /s/ JAN LOEBER
                                                     -------------------------
                                                     Jan Loeber





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